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                                                                   Exhibit 7(ee)

                                    Form of

                   AMENDMENT TO SUBCUSTODIAN CONTRACT BETWEEN
             CITIBANK, N.A. AND STATE STREET BANK AND TRUST COMPANY

     This Amendment to the Subcustodian Contract is made as of February 23, 2007, by and between Citibank, N.A., Certain Mutual Funds Advised or Subadvised by Janus Capital Management LLC (as defined in the Subcustodian Contract dated March 4, 1999, as amended June 29, 2000 and, by Addendum, on December 5, 2000) and State Street Bank and Trust Company to add the following new Funds: Janus Institutional Cash Management Fund, Janus Institutional Money Market Fund and Janus Institutional Government Money Market Fund.

For good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

1. Schedule A of the Agreement shall be deleted and replaced with the attached Schedule A.

2.   The Agreement, as modified by this Amendment, is ratified and confirmed.

WITNESSED BY:                           STATE STREET BANK AND TRUST COMPANY


                                        By:
-------------------------------------       ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


WITNESSED BY:                           CITIBANK, N.A.


                                        By:
-------------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


WITNESSED BY:                           JANUS ADVISER SERIES


                                        By:
-------------------------------------        -----------------------------------
Name:                                   Name: Stephanie Grauerholz-Lofton
      -------------------------------   Title: Vice President and Secretary
Title:
       ------------------------------

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Subcustodian Contract
Citibank, N.A. and
Certain Mutual Funds Advised or Subadvised
By Janus Capital Management

                                   SCHEDULE A

Janus Investment Fund
   Janus Money Market Fund
   Janus Tax-Exempt Money Market Fund
   Janus Government Money Market Fund
   Janus Institutional Cash Reserves Fund

Janus Aspen Series
   Money Market Portfolio

Janus Adviser Series
   Janus Adviser Money Market Fund
   Janus Institutional Cash Management Fund
   Janus Institutional Money Market Fund
   Janus Institutional Government Money Market Fund